UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2017

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51485	72-1060618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 W. Canton Avenue, Ste. 100 Winter Park, FL		32789
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 333-7440

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On November 2, 2017, RCSH Operations, Inc. (the “Purchaser”), a wholly-owned subsidiary of Ruth’s Hospitality Group, Inc. (the “Company”), entered into an asset purchase agreement (the “Purchase Agreement”) with Desert Island Restaurants, L.L.C., Honolulu Steak House, LLC, Maui Steak House LLC, Wailea Steak House LLC, Beachwalk Steak House, LLC, Lava Coast Steak House, LLC and Kauai Steak House, LLC (collectively, the “Sellers”) and the principal of the Sellers party thereto, pursuant to which the Purchaser has agreed to acquire substantially all of the assets of the Sellers (the “Acquisition”) for a cash purchase price of $35 million, subject to certain adjustments.  The Acquisition involves the purchase of the six existing Ruth’s Chris Steak House restaurants operating in Hawaii.

The Purchase Agreement contains representations, warranties, covenants, indemnifications and closing conditions customary for transactions of this type. Additionally, the Sellers have agreed not to engage in certain transactions or take certain actions prior to closing without the Purchaser’s prior written consent.

The Purchase Agreement is subject to customary termination provisions, and also may be terminated by the Purchaser or the Sellers if closing has not occurred on or before 120 days following the date of the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  We have included the Purchase Agreement to provide investors and stockholders with information regarding its terms, but not to provide any other factual information about the Company, the Purchaser or the Sellers.  The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made to and solely for the benefit of each other, and the assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement.  Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure schedules.

Item 8.01. Other Events

On November 3, 2017, the Company issued a press release announcing the Acquisition. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d)Exhibits.

Exhibit Index

Exhibit Number	Description
10.1

Asset Purchase Agreement, dated November 2, 2017, by and among RCSH Operations, Inc., Desert Island Restaurants, L.L.C., Honolulu Steak House, LLC, Maui Steak House LLC, Wailea Steak House LLC, Beachwalk Steak House, LLC, Lava Coast Steak House, LLC, Kauai Steak House, LLC and the individual listed on the signature page thereto.*

99.1	Press release, dated November 3, 2017.

*

We have omitted certain schedules and exhibits to this agreement in accordance with Item 601(b)(2) of Regulation S-K, and we will supplementally furnish a copy of any omitted schedule and/or exhibit to the Securities and Exchange Commission (the “SEC”) upon request. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

Date: November 3, 2017	By:	/s/ Arne G. Haak
Arne G. Haak
Executive Vice President and Chief Financial Officer